Exhibit 99.1

Century Reports 2008 Financial Results

MONTEREY, CA. Feb. 19, 2009 -- Century Aluminum Company (NASDAQ: CENX) today reported a net loss of $700.2 million ($14.27 per basic and diluted share) for the fourth quarter of 2008.  Reported fourth quarter results were impacted by a charge for goodwill impairment of $94.8 million ($1.93 per basic and diluted share), a tax charge of $522.9 million ($10.66 per basic and diluted share) related to the recording of a valuation allowance on deferred tax assets and an inventory write down to market value of $55.9 million ($1.14 per basic and diluted share).

For the fourth quarter of 2007, the company reported a net loss of $112.3 million ($2.74 per basic and diluted share).  Reported results for this quarter were impacted by an after-tax charge of $147.7 million ($3.61 per basic share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting and by a tax benefit of $4.0 million ($0.10 per basic share) related to the increase in the carrying amount of deferred tax assets as a result of a state tax law change.  The dilutive effect of the options, convertible notes and service-based awards would reduce basic EPS by $0.05 per share.

Recent highlights include:

•
2008 direct and toll shipment volumes totaled a record 803,771 metric tons, a 5 percent increase from 2007.  During the fourth quarter, the Grundartangi smelter shipped at an annualized rate of more than 276,000 metric tons.

•	All primary aluminum facilities operated safely at or above available potline capacity during 2008.
•
In December, the company issued a WARN notice and implemented the immediate curtailment of one potline at the Ravenswood, West Virginia smelter. Pursuant to the WARN notice, an orderly curtailment of the entire smelter was essentially completed by mid February.

•	The company completed a public offering of 24.5 million shares of its common stock in early February. Net proceeds were approximately $104 million.
•	Salaried staff reductions of approximately 13 percent were implemented at the Hawesville, KY smelter and Monterey, CA headquarters.
•	The company's greenfield smelter project near Helguvik, Iceland, remains under review. Site activity is continuing at a minimal level.

For 2008, Century reported a net loss of $898.3 million ($20.07 per basic and diluted share). Included in these results is a net after tax charge of $742.1 million ($16.58 per basic and diluted share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting. Full year results were also impacted by a charge for goodwill impairment of $94.8 million ($2.12 per basic and diluted share), a tax charge of $522.9 million ($11.68 per basic and diluted share) related to the recording of a valuation allowance on deferred tax assets and an inventory write down to market value of $55.9 million ($1.25 per basic and diluted share).

For 2007, Century reported a net loss of $101.2 million ($2.72 per basic and diluted share).  Results for 2007 include a net after-tax charge of $328.3 million ($8.83 per basic share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting.  2007 results were also impacted by a tax benefit of $8.3 million ($0.22 per basic share) related to the increase in the carrying amount of deferred tax assets as a result of a state tax law change.

Sales for the fourth quarter of 2008 were $402.2 million compared with $432.1 million for the fourth quarter of 2007. Shipments of primary aluminum for the 2008 fourth quarter were 202,259 tonnes, compared with 198,138 tonnes shipped in the year-ago quarter. Sales for 2008 were $1,971 million compared with $1,798 million for 2007, and total 2008 primary aluminum shipments of 803,771 tonnes compared with 766,951 tonnes shipped in 2007.

“Century has taken aggressive action in response to the global economic crisis and its impact on commodity prices,” said president and chief executive officer Logan W. Kruger.  “In the United States, we have begun implementation of the difficult actions required to bridge the current environment and lay the groundwork for a stronger company when metal markets strengthen.

“Our greenfield smelter project near Helguvik, Iceland, remains under review; new construction activity has been essentially halted. We are in the process of rescoping the project in its entirety and are also reviewing financing options. We continue to view Helguvik as an excellent investment for our shareholders and remain convinced that the environment in Iceland will remain attractive to our business over the long term.  In addition, our forecasts of capital and operating costs have fallen since the project’s inception.

“We continue to believe the factors supporting the long-term growth of aluminum demand remain in place. We expect that Century’s improved liquidity and streamlined cost position will enable us to weather the current global financial crisis and prepare the company for renewed profitable growth once aluminum markets stabilize and recover.  We have further options to enhance both our cost position and liquidity, and will implement them as appropriate to protect the long-term value of the company.”

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland, as well as an ownership interest in alumina and bauxite assets in the United States and Jamaica. Century's corporate offices are located in Monterey, California.

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Century Aluminum’s quarterly conference call is scheduled for 5:00 p.m. Eastern time today. To listen to the conference call and to view related presentation materials, go to www.centuryaluminum.com and click on the conference call link on the homepage.

Contacts:
Mike Dildine (media)               831-642-9364
Shelly Lair (investors)             831-642-9357

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Helga Gunnarsdottir, Director-Corporate Finance, NBI hf.
Astros Vidarsdottir, Senior Manager-Corporate Finance, NBI hf.

Cautionary Statement
This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
NET SALES:
Third-party customers	$271,119	$337,678	$1,474,815	$1,449,750
Related parties	131,079	94,452	495,961	348,413
	402,198	432,130	1,970,776	1,798,163

COST OF GOODS SOLD	464,776	372,207	1,659,152	1,434,700

GROSS PROFIT (LOSS)	(62,578)	59,923	311,624	363,463

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,253	19,136	48,223	59,920
GOODWILL IMPAIRMENT	94,844	-	94,844	-

OPERATING INCOME (LOSS)	(161,675)	40,787	168,557	303,543

INTEREST EXPENSE – Net	(4,972)	(2,983)	(17,015)	(22,109)
INTEREST INCOME (EXPENSE) – RELATED PARTIES	171	-	(827)	-
NET LOSS ON FORWARD CONTRACTS	(13,253)	(228,978)	(744,448)	(508,875)
OTHER INCOME (EXPENSE) - Net	(581)	124	(2,178)	(3,302)

LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(180,310)	(191,050)	(595,911)	(230,743)

INCOME TAX (EXPENSE) BENEFIT	(524,282)	74,453	(319,311)	113,849

LOSS BEFORE EQUITY IN EARNINGS OF JOINT VENTURES	(704,592)	(116,597)	(915,222)	(116,894)

EQUITY IN EARNINGS OF JOINT VENTURES	4,440	4,294	16,906	15,645

NET LOSS	$(700,152)	$(112,303)	$(898,316)	$(101,249)

LOSS PER COMMON SHARE
Basic – Net Loss	$(14.27)	$(2.74)	$(20.07)	$(2.72)
Diluted – Net Loss	$(14.27)	$(2.74)	$(20.07)	$(2.72)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	49,051	40,973	44,759	37,199
Diluted	49,051	40,973	44,759	37,199

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	December 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash	$129,400	$60,962
Restricted cash	865	873
Short term investments	13,686	280,169
Accounts receivable – net	60,859	93,451
Due from affiliates	39,062	26,693
Inventories	138,111	175,101
Prepaid and other current assets	99,861	40,091
Deferred taxes - current portion	32,290	69,858
Total current assets	514,134	747,198
Property, plant and equipment – net	1,340,037	1,260,040
Intangible asset - net	32,527	47,603
Goodwill	-	94,844
Deferred taxes - less current portion	-	321,068
Due from affiliates – less current portion	7,599	-
Other assets	141,802	107,518
Total	$2,036,099	$2,578,271

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$102,143	$79,482
Due to affiliates	70,957	216,754
Accrued and other current liabilities	58,777	60,482
Accrued employee benefits costs - current portion	12,070	11,997
Convertible senior notes	175,000	175,000
Industrial revenue bonds	7,815	7,815
Total current liabilities	426,762	551,530

Senior unsecured notes payable	250,000	250,000
Revolving credit facility	25,000	-
Accrued pension benefits costs - less current portion	50,008	14,427
Accrued postretirement benefits costs - less current portion	219,539	184,853
Due to affiliates - less current portion	-	913,683
Other liabilities	33,464	39,643
Deferred taxes	71,805	62,931
Total noncurrent liabilities	649,816	1,465,537

Shareholders’ Equity:
Preferred stock (one cent par value, 5,000,000 shares authorized; 155,787 shares outstanding at December 31, 2008 and none at December 31, 2007)	2	-
Common stock (one cent par value, 100,000,000 shares authorized; 49,052,692 shares outstanding at December 31, 2008 and 40,988,058 at December 31, 2007)	491	410
Additional paid-in capital	2,240,014	857,787
Accumulated other comprehensive loss	(137,208)	(51,531)
Accumulated deficit	(1,143,778)	(245,462)
Total shareholders’ equity	959,521	561,204
Total	$2,036,099	$2,578,271

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Year ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(898,316)	$(101,249)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Unrealized net loss on forward contracts	602,389	411,023
Goodwill impairment	94,844	-
Depreciation and amortization	84,268	78,060
Deferred income taxes	329,526	(131,819)
Pension and other post retirement benefits	16,430	12,688
Workers’ compensation	(359)	(743)
Stock-based compensation	11,753	5,962
Excess tax benefits from share based compensation	(657)	(588)
Loss on disposal of assets	49	69
Non-cash loss on early extinguishment of debt	-	2,461
Undistributed earnings of joint ventures	(16,906)	(15,645)
Change in operating assets and liabilities:
Accounts receivable - net	32,592	19,920
Purchase of short-term trading securities	(106,532)	(721,271)
Sale of short-term trading securities	373,014	441,102
Due from affiliates	(12,369)	10,850
Inventories	37,026	(26,080)
Prepaid and other current assets	11,502	(12,540)
Accounts payable, trade	4,736	18,211
Due to affiliates	(223,868)	13,188
Accrued and other current liabilities	(69,728)	(16,912)
Other - net	899	7,558
Net cash provided by (used in) operating activities	270,293	(5,755)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(50,787)	(24,240)
Nordural expansion	(80,314)	(88,764)
Investments in and advances in joint ventures - net	(35,220)	-
Proceeds from sale of property, plant and equipment	331	695
Restricted cash deposits	8	3,738
Net cash used in investing activities	(165,982)	(108,571)

CASH FLOWS FROM FINANCIING ACTIVITIES
Borrowings of long-term debt	-	30,000
Repayment of long-term debt	-	(369,436)
Repayment of long-term debt – related party	(505,197)	-
Borrowing under revolving credit facility	35,000	-
Repayment under revolving credit facility	(10,000)	-
Excess tax benefits from share based compensation	657	588
Issuance of common stock - net of issuance costs	443,667	417,771
Net cash provided by (used in) financing activities	(35,873)	78,923

CHANGE IN CASH	68,438	(35,403)

CASH, BEGINNING OF YEAR	60,962	96,365

CASH, END OF YEAR	$129,400	$60,962

Century Aluminum Company
Selected Operating Data
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM
	Direct (1)			Toll
	Metric Tons	(000) Pounds	$/Pound	Metric Tons	(000) Pounds	(000) Revenue
2008
4th Quarter	132,477	292,061	$1.00	69,783	153,844	$111,159
3rd Quarter	135,200	298,065	$1.36	68,418	150,835	$148,227
2nd Quarter	131,639	290,214	$1.37	66,533	146,681	$147,128
1st Quarter	133,004	293,223	$1.17	66,717	147,086	$127,177
Total	532,320	1,173,563	$1.23	271,451	598,446	$533,691
2007
4th Quarter	133,002	293,219	$1.07	65,136	143,600	$119,635
3rd Quarter	134,495	296,509	$1.13	61,046	134,583	$120,554
2nd Quarter	132,496	292,104	$1.19	56,154	123,798	$117,667
1st Quarter	131,568	290,057	$1.15	53,054	116,964	$114,383
Total	531,561	1,171,889	$1.13	235,390	518,945	$472,239

(1)	Does not include Toll shipments from Nordural Grundartangi